                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders of
 Kopin Corporation:

   We consent to the use in this Registration Statement of Kopin Corporation on Form S-3 of our reports dated February 16, 1999 appearing in and incorporated by reference from Kopin Corporation's 1998 Annual Report on Form 10-K in the prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.

Deloitte & Touche LLP
Boston, Massachusetts
September 20, 1999